BD & CO.

CERTIFIED PUBLIC ACCOUNTANTS
MANAGEMENT CONSULTANTS

June 28, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Rekor Systems, Inc.'s Form 8-K dated June 28, 2019, and have the following comments:

1. We agree with the statements made in the first through fourth paragraphs of Item 4.01(a).

2. We have no basis on which to agree or disagree with the statements in the first paragraph of Item 4.01(b).

Yours truly,

BD & Company, Inc.